Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. DECLARES DIVIDEND

Manitowoc, WI, May 16, 2018 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced that on May 15, 2018 its Board of Directors declared a quarterly cash dividend of $0.07 per share. The dividend will be payable June 22, 2018, to shareholders of record as of June 8, 2018.

“We are pleased to continue our quarterly dividend payment, which reflects ongoing solid performance as well as confidence in our planned market expansion and a commitment to enhancing shareholder value,” said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac and Sheboygan.

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Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com